Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of March 27, 2009, is entered into by and among COVENANT TRANSPORT, INC., a Tennessee corporation (“CTI”), CTG LEASING COMPANY, a Nevada corporation (“CTGL”), SOUTHERN REFRIGERATED TRANSPORT, INC., an Arkansas corporation (“SRT”), COVENANT ASSET MANAGEMENT, INC., a Nevada corporation (“CAM”), COVENANT TRANSPORT SOLUTIONS, INC., a Nevada corporation (“CTS”), and STAR TRANSPORTATION, INC., a Tennessee corporation (“ST”, and together with CTI, CTGL, SRT, CAM, and CTS, each individually a “Borrower” and collectively, “Borrowers”), COVENANT TRANSPORTATION GROUP, INC., a Nevada corporation and the owner (directly or indirectly) of all of the issued and outstanding capital stock of Borrowers (“Parent” and together with Borrowers, “Obligors”), the financial institutions party to the Credit Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as agent for Lenders (in such capacity, “Agent”).  Capitalized terms used herein and not otherwise defined shall have the meaning assigned such terms in the Credit Agreement.

R E C I T A L S:

WHEREAS, the Obligors, the Lenders and the Agent have entered into that certain Third Amended and Restated Credit Agreement dated as of September 23, 2008 (as amended and restated through the date hereof, the “Credit Agreement”);

WHEREAS, the Parent has executed that certain Third Amended and Restated Parent Guaranty Agreement dated as of September 23, 2008 (as amended to the date hereof, the “Parent Guaranty”); and

WHEREAS, the Obligors, the Lenders and the Agent desire that the Credit Agreement be amended in certain respects in accordance with the terms of this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Credit Agreement is hereby amended and the parties hereto covenant and agree as follows:

1. Recitals. The foregoing Recitals are accurate and are incorporated herein and made a part hereof for all purposes.

2. Amendments to Credit Agreement. Subject to the terms and conditions set forth herein,  the Credit Agreement is hereby amended as follows:

(a)    Amendment of Certain Definitions Appearing in Section 1.1 of the Credit Agreement. Effective as of the Amendment Effective Date, the following definitions appearing in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

    “Applicable Margin: with respect to any Type of Loan, the margins set forth below, as determined by the Average Pricing Availability for the most recently ended Fiscal Quarter:

Level	Average Pricing Availability	Base Rate Loans	LIBOR Loans
I	>$70,000,000	2.50%	3.50%
II	≤$70,000,000 but >$40,000,000	2.75%	3.75%
III	≤$40,000,000 but >20,000,000	3.00%	4.00%
IV	≤$20,000,000	3.25%	4.25%

Through and including September 30, 2009, margins shall be determined as if Level III were applicable.  Commencing on October 1, 2009, and continuing on the first day of each Fiscal Quarter thereafter, the margins shall be subject to increase or decrease based upon the Agent’s determination of Average Pricing Availability for the most recently ended Fiscal Quarter, with any such change to be effective on the first day of the Fiscal Quarter.  Notwithstanding the foregoing, if, by the first day of a month, any financial statements and Compliance Certificate due in the preceding month have not been received, then the margins shall be determined as if Level IV were applicable, from such day until the first day of the calendar month following actual receipt.”

“Base Rate: for any day, a fluctuating rate per annum equal to the highest of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus one half of one percent (0.50%); or (c) LIBOR for a 30 day Interest Period as determined on such day, plus one percent (1.0%).  For purposes of clause (c) above, LIBOR shall be determined daily and any change in the Base Rate shall take effect on the day of any change in LIBOR.”

“Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Parent and its Subsidiaries for the specified period immediately preceding the date of determination, of (a) (i) for any period between March 1, 2009 and December 31, 2009, EBITDAR minus Capital Expenditures other than Financed Capital Expenditures, plus the sum of $3,000,000, or (ii) for any other period, EBITDAR minus Capital Expenditures other than Financed Capital Expenditures, to (b) Fixed Charges for such period.”

“LIBOR: for any Interest Period with respect to a LIBOR Loan, the greater of (a) one and one-half percent (1.50%) and (b) the per annum rate of interest (rounded upward, if necessary, to the nearest 1/8th of 1%), determined by Agent at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to: (a) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source designated by Agent); or (b) if BBA LIBOR is not available for any reason, the interest rate at which Dollar deposits in the approximate amount of the LIBOR Loan would be offered by Bank of America’s London branch to major banks in the London interbank Eurodollar market.  If the Board of Governors imposes a Reserve Percentage with respect to LIBOR deposits, then LIBOR shall be the foregoing rate, divided by 1 minus the Reserve Percentage.”

“Unused Line Fee:  a fee equal to (a)(i) 0.50% per annum at any time Average Pricing Availability is less than $42,500,000, or (ii) 0.75% per annum at any time Average Pricing Availability is greater than or equal to $42,500,000, times (b) the average daily amount by which the Revolver Commitments exceed the outstanding principal amount of all Revolver Loans and aggregate undrawn amount of all outstanding Letters of Credit during any month (or such shorter period if calculated for the first month following the Amendment Effective Date or on the Commitment Termination Date).”

(b)    Addition of Certain Definitions to Section 1.1 of the Credit Agreement. Effective as of the Amendment Effective Date, the following definitions are hereby added to Section 1.1 of the Credit Agreement in proper alphabetical order as follows:

“Federal Funds Rate: for any day, the rate per annum equal to (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent.”

“Prime Rate: the rate of interest announced by Bank of America from time to time as its prime rate.  Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.”

(c)    Change in Field Exam Frequency. Effective as of the Amendment Effective Date, the reference to “three field examinations” in clause (i) in Section 10.1.1(b) is hereby deleted and “four field examinations” inserted in place thereof and in substitution therefor.

(d)    Amendment of Fixed Charge Coverage Ratio Covenant. Effective as of January 1, 2009, Section 10.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

10.3          Fixed Charge Coverage Ratio.  At all times during the term hereof, maintain a Fixed Charge Coverage Ratio as of the last day of each of the following periods of at least the ratio set forth below:

Four months ending January 31, 2009	0.98 to 1.0
Five months ending February 28, 2009	0.88 to 1.0
One month ending March 31, 2009	1.00 to 1.0
Two months ending April 30, 2009	1.00 to 1.0
Three months ending May 31, 2009	1.00 to 1.0
Four months ending June 30, 2009	1.00 to 1.0
Five months ending July 31, 2009	1.00 to 1.0
Six months ending August 31, 2009	1.00 to 1.0
Seven months ending September 30, 2009	1.00 to 1.0
Eight months ending October 31, 2009	1.00 to 1.0
Nine months ending November 30, 2009	1.00 to 1.0
Ten months ending December 31, 2009	1.00 to 1.0
Eleven months ending January 31, 2010	1.00 to 1.0
Twelve months ending February 28, 2010	1.00 to 1.0
Each rolling Twelve-Month Period thereafter	1.00 to 1.0

3. Name Change.  Effective as of the Amendment Effective Date, the Agent and Lenders consent to the change of the name of Covenant Transport Solutions, Inc. to “Integrated Transportation Solutions, Inc.”  Borrowers shall provide to Agent a certified copy of the Articles of Amendment filed with the Nevada Secretary of State effecting such change within ten (10) days of filing same.  From and after the date of filing of such Articles of Amendment, any reference in any of the Loan Documents to Covenant Transport Solutions, Inc. shall thereafter be deemed to be a reference to Integrated Transportation Solutions, Inc.

4. Effectiveness; Conditions Precedent.  The amendments herein provided shall be effective upon the satisfaction of the following conditions precedent (the “Amendment Effective Date”):

(a)    The Agent shall have received each of the following documents or instruments in form and substance acceptable to the Agent:

     (i)    one or more counterparts of this Amendment, duly executed by each of the Borrowers, the Parent and the Required Lenders; and

     (ii)   such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Agent shall reasonably request.

(b)    All fees and expenses payable to the Agent and the Lenders (including (x) an amendment fee to each Lender that executes and returns this Amendment to the Agent by 3:00 pm EDT on March 27, 2009, shall have been paid to the Agent, for the account of each such Lender, equal to 37.5 basis points multiplied by each such Lender’s Commitment on the date of this Amendment, and (y) all reasonable fees and expenses of counsel to the Agent (estimated to date) shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

5. Acknowledgment of the Obligors. The Borrowers and Parent, as Obligors, hereby acknowledge and agree that, to the best of their knowledge: (a) none of the Obligors has any defense, offset, or counterclaim with respect to the payment of any sum owed to the Lenders or the Agent under the Loan Documents, or with respect to the performance or observance of any warranty or covenant contained in the Credit Agreement or any of the other Loan Documents; and (b) the Lenders and the Agent have performed all obligations and duties owed to the Obligors through the date of this Amendment.

6. Consent and Reaffirmation of Parent Guaranty. Parent hereby consents, acknowledges and agrees to the amendments and consent set forth herein and hereby confirms and ratifies in all respects the Parent Guaranty to which Parent is a party (including without limitation the continuation of Parent’s payment and performance obligations thereunder upon and after the effectiveness of this Amendment and the amendments contemplated hereby) and the enforceability of the Parent Guaranty against the Parent in accordance with its terms.

7. Representations and Warranties of the Obligors. The Borrowers and Parent, as Obligors, represent and warrant to the Lenders and the Agent that:

(a)    Compliance with Loan Agreement. On the date hereof, and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing;

(b)    Representations and Warranties. On the date hereof, and after giving effect to this Amendment, the representations and warranties of each Obligor in the Loan Documents are true and correct in all material respects  (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date);

(c)    Power and Authority. Each Obligor is duly authorized to execute, deliver and perform this Amendment. The execution, delivery and performance of this Amendment and the Credit Agreement, as amended hereby, have been duly authorized by all necessary action, and do not (a) require any consent or approval of the Agent, other than those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law, Material Contract or Material License; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor; and

(d)    Enforceability. This Amendment and the Credit Agreement, as amended hereby, are legal, valid and binding obligations of each Obligor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

8. Effect on Credit Agreement. Except as specifically amended hereby, the terms and provisions of the Credit Agreement and the other Loan Documents are, in all other respects, ratified and confirmed and remain in full force and effect. Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agent under the Credit Agreement or any other Loan Document, nor shall they constitute a waiver of any Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document.  Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to by such amendments.  No reference to this Amendment need be made in any notice, writing, or other communication relating to the Credit Agreement and the other Loan Documents, any such reference to the Credit Agreement and the other Loan Documents to be deemed a reference thereto as respectively amended by this Amendment. All references to the Credit Agreement and the other Loan Documents in any document, instrument, or agreement executed in connection with the Credit Agreement and the other Loan Documents will be deemed to refer to the Credit Agreement and the other Loan Documents as respectively amended hereby.

9. Fees and Expenses. The Company hereby agrees to pay all reasonable out-of-pocket expenses incurred by the Agent in connection with the preparation, negotiation, and consummation of this Amendment, and all other documents related hereto.

10. Instrument Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

11. Further Acts.  Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Amendment.

12. Successors. This Amendment shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, and their respective successors and permitted assigns, except that (a) no Obligor shall have the right to assign its rights or delegate its obligations under this Amendment or any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3 of the Credit Agreement.

13. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

14. Consent to Forum; Arbitration. EACH OBLIGOR, HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER THE STATE OF NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO THIS AMENDMENT, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH OBLIGOR, IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1 OF THE CREDIT AGREEMENT.  Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Amendment shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction. Notwithstanding the foregoing, Section 14.14 of the Credit Agreement is incorporated herein by reference and shall apply to this Amendment.

15. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of a signature page of any Loan Document by telecopy or electronic mail shall be as effective as delivery of a manually executed counterpart of such agreement.

16. Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Amendment shall remain in full force and effect.

17. Entire Agreement. This Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter.  No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty.  Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof.  None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 14.1 of the Credit Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Amendment has been executed and delivered as of the date set forth above.

BORROWERS: COVENANT TRANSPORT, INC.
By:	/s/ M. David Hughes
Name:	M. David Hughes
Title:	Senior Vice President of Fleet Management and Procurement and Treasurer
Address:	400 Birmingham Highway Chattanooga, TN 37419
Attn: M. David Hughes
Telecopy: (423) 825-7594

CTG LEASING COMPANY SOUTHERN REFRIGERATED TRANSPORT, INC. STAR TRANSPORTATION, INC.
By:	/s/ M. David Hughes
Name:	M. David Hughes
Title:	Vice President
Address:	400 Birmingham Highway Chattanooga, TN 37419
Attn: M. David Hughes
Telecopy: (423) 825-7594

COVENANT ASSET MANAGEMENT, INC. COVENANT TRANSPORT SOLUTIONS, INC.
By:	/s/ M. David Hughes
Name:	M. David Hughes
Title:	Treasurer
Address:	400 Birmingham Highway Chattanooga, TN 37419
Attn: M. David Hughes
Telecopy: (423) 825-7594

AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page

PARENT: COVENANT TRANSPORTATION GROUP, INC.
By:	/s/ M. David Hughes
Name:	M. David Hughes
Title:	Senior Vice President and Treasurer
Address:	400 Birmingham Highway Chattanooga, TN 37419
Attn: M. David Hughes
Telecopy: (423) 825-7594

AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page

AGENT AND LENDERS: BANK OF AMERICA, N.A., as Agent and Lender
By:	/s/ Douglas Cowan
Name:	Douglas Cowan
Title:	Senior Vice President
Address:	300 Galleria Parkway, Suite 800 Atlanta, GA 30339-3153
Attn: Zarah Elliott
Telecopy: (423) 825-7594

AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page

JPMORGAN CHASE BANK, N.A.
By:	/s/ Thomas M. Vertin
Name:	Thomas M. Vertin
Title:	Senior Vice President
Address:
120 S. LaSalle Street
Chicago, Illinois  60603-3403
Credit Contact:
Attention:  Jeff Tompkins
Telephone:  214-965-3549
Telecopy:  214-965-2594
Operations Contact:
Attention:  Jinga Mathews
Telephone:  312-732-7522
Telecopy:  312-732-7609

AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page

TEXTRON FINANCIAL CORPORATION
By:	/s/ Susan M. Hall
Name:	Susan M. Hall
Title:	Senior Account Executive
Address:
11676 Great Oaks Way, Suite 210
Alpharetta, Georgia  30022
Credit Contact:
Attention:  Susan Hall
Telephone:  678-762-4273
Telecopy:   770-360-1672
Operations Contact:
Attention:  Fran Lastinger
Telephone:  770-360-1640
Telecopy:   401-243-3010

AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page

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